EXHIBIT 31.1

CERTIFICATION

I, Tony Jensen, certify that:

(1)	I have reviewed this Quarterly Report on Form 10-Q/A of Royal Gold, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 5, 2016

/s/Tony Jensen
Tony Jensen
President and Chief Executive Office
(Principal Executive Officer)